UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors of Quidel Corporation (the “Company”) increased the size of the Company’s Board of Directors from nine to ten members pursuant to the Company’s Bylaws and appointed Joseph D. Wilkins Jr., 59, to the Board to fill the vacancy, to serve until the Company's Annual Meeting of Stockholders in 2021.

Mr. Wilkins serves as a Partner for TRG Healthcare, a healthcare consulting firm, since 2018. He is also a limited partner with Tech Council Ventures, a privately held venture capital fund, and is an advisor with Touchdown Ventures, a privately held venture capital group. Previously, from 2016 to 2018, Mr. Wilkins served as Senior Vice President and Chief Transformation/Innovation Officer for Atlantic Health System, an integrated healthcare delivery system. He also led commercial operations teams at Quest Diagnostics from 2012 to 2016 and before that held a variety of roles at Danaher – Beckman Coulter for approximately 28 years. Mr. Wilkins also served as Board Chair and member of the Board of Directors for Providence St Joseph Hoag Health between 2012 to 2016.

Mr. Wilkins also currently serves on the Board of Medliminal, a privately held company that identifies medical billing errors, and on the Board of Governors at Keck Graduate Institute’s School of Medicine. He also serves as treasurer and board member for Public Health Advocates, facilitating a public health lens to today’s most pressing problems, and is a founding Board Director at Black Directors Health Equity Agenda (BDHEA). Mr. Wilkins is also a Board-Certified Fellow of the American College of Healthcare Executives; he is a Black Belt, Lean - Six Sigma Quality Certified practitioner and holds corporate governance certifications from both UCI and USC. Mr. Wilkins earned a BS and an MBA degree from Argosy University.

As a non-employee director, Mr. Wilkins will be compensated on the same basis as all other non-employee directors of the Company. Accordingly, Mr. Wilkins will receive a pro rata portion of a $50,000 annual retainer for his service on the Board and will receive a pro rata portion of the annual grants made to non-employee directors in 2020 under the Company’s 2018 Equity Incentive Plan.

There is no arrangement or understanding between Mr. Wilkins and any other person pursuant to which he was selected as a director. Mr. Wilkins does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Wilkins has entered into the standard Company director indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2021

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer, (Principal Financial and Accounting Officer)